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                                                         Exhibit (j)(2)



                                                  February 23, 2001


The Galaxy Fund
4400 Computer Drive
Westborough, Massachusetts 01581-5108

   Re:   Galaxy Connecticut Municipal Bond Fund
         Galaxy Connecticut Intermediate Municipal Bond Fund
         Galaxy Connecticut Municipal Money Market Fund

Gentlemen:

   We hereby consent, without admitting that we are in the category of persons whose consent is required, to the reference to us under the caption "Counsel" in the Statements of Additional Information included in Post-Effective Amendment No. 53 to your Registration Statement on Form N-1A (No. 33-4806) as filed with the Securities and Exchange Commission.

                                          Very truly yours,
                                          /s/ Day, Berry & Howard LLP
                                          --------------------------------
                                          DAY, BERRY & HOWARD LLP